UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2019

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	561-998-2440

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2019 Bright Mountain Media, Inc. appointed Mr. Alan Bergman as its Chief Financial Officer. Prior to his appointment, from June 24, 2019 until July 1, 2019 he provided financial and accounting services to our company on a consulting basis. Biographical information for Mr. Bergman is set forth below:

From December 2018 until May 2019, Mr. Bergman, 50, served as Vice President Finance of Greenlane Holdings, Inc. (Nasdaq: GNLN) where he oversaw the finance and accounting department for a company in the wholesale and distribution industry. From February 2018 until December 2018 he served as Controller for Boston Proper LLC, a women’s online and catalog retailer, where he oversaw the finance and accounting department. From 2013 until January 2018 Mr. Bergman served as Controller for Woodfield Distribution, LLC, known as WDSrx, a leading logistics services provider within the pharmaceutical industry specializing in prescription and over-the-counter medications and related categories. From 2011 until 2013 he served as Vice President of Finance for Latitude Solutions, Inc. (OTCQB: LATI), a company in the water remediation industry, transitioning into Director of Finance for Walking Tree Farms, a privately-held family office owned by select board members of Latitude Solutions, Inc. From 2009 until 2011 Mr. Bergman was an Audit Manager with Mallah Furman & Co., a PCAOB-registered accounting firm which was acquired by EisnerAmper LLP in 2015, where he planned, performed and supervised financial statement audits in accordance with GAAP, GAAS and the Sarbanes Oxley Act of 2002. From 2005 until 2009 he was a Senior Auditor with Weinberg & Company, P.A., a PCAOB-registered accounting firm, where he planned and performed financial statement audits in accordance with GAAP, GAAS and the Sarbanes Oxley Act of 2002. Mr. Bergman began his accounting career in 2000 with Deloitte & Touche LLP, a national accounting firm, serving as a Staff Associate until 2002 and a Senior Associate from 2002 until 2005. Since 2004 Mr. Bergman, a certified public accountant, has served as an Adjunct Professor at Florida Atlantic University and Millennia Atlantic University, teaching courses in Accounting Theory I, II and III, Managerial Accounting, Advanced Accounting Information Systems and Accounting Capstone. From 2003 to 2005 he was also a facilitator for Deloitte & Touche LLP’s national and local training seminars. Mr. Bergman received a B.S. in Finance from the University of Tampa and a Master of Accounting from the University of Miami.

Under the terms of a letter agreement with Mr. Bergman, we agreed to pay him an annual salary of $135,000 and granted him ten year options to purchase 100,000 shares of our common stock, exercisable at the closing per share bid price of our common stock on July 1, 2019, vesting in arrears in four equal annual installments beginning on July 1, 2020. The foregoing description of terms of the letter agreement with Mr. Bergman does not purport to be complete and is qualified in its entirety by reference to the full text of agreement which is filed as Exhibit 10.1 to this report.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date Filed	Number	Herewith
10.1	Letter Agreement with Alan Bergman				Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2019	Bright Mountain Media, Inc.

	By:	/s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer

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